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                                   EXHIBIT 23

LETTERHEAD

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the registration statement (No. 33-90026) on Form S-8 of Mercer International Inc. of our report dated March 12, 1997, relating to the balance sheets of Mercer International Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the years ending December 31, 1994, 1995 and 1996, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1996 of Mercer International Inc.

                                                  /s/ PETERSON SULLIVAN P.L.L.C.

March 12, 1997
Seattle, Washington

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